East West Bancorp, Inc.
135 N. Los Robles Ave.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS RECORD QUARTERLY NET INCOME OF $382 MILLION AND RECORD QUARTERLY DILUTED EARNINGS PER SHARE OF $2.76 ON RECORD TOTAL REVENUE

Pasadena, California – October 20, 2026 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported third quarter 2026 net income of $382 million, or $2.76 per diluted share. Total loans and deposits reached new record levels of $59.7 billion and $71.5 billion, respectively, as of September 30, 2026. Return on average assets was 1.79%, return on average common equity was 16.3%, and return on average tangible common equity1 was 17.2%.

“I am pleased to report another record-breaking quarter for East West,” said Dominic Ng, Chairman and Chief Executive Officer. “Revenue, net interest income, pre-tax pre-provision income (“PTPP”), net income, and diluted earnings per share all set new records. Deposits and loans also finished the quarter at record levels, with noninterest-bearing demand deposits increasing nearly 15% year-over-year. This deposit growth underscores the success of our small business checking strategy and reflects our ability to build broader, more valuable relationships with our customers.”

“Fee income remained strong, increasing 11% year-over-year during the first nine months of 2026, supported by solid third-quarter growth in commercial deposit account fees. Our disciplined approach to credit and expense management continued to bear fruit this quarter. Asset quality remained resilient, and given continued uncertainty in the economic outlook, we further bolstered our allowance for loan losses,” said Ng.

“East West continues to operate from a position of strength. Our diversified business model, conservatively managed balance sheet, and industry-leading profitability should enable us to deliver top-quartile returns for our shareholders in the years ahead,” Ng concluded.

FINANCIAL HIGHLIGHTS

	Three Months Ended			September 30, 2026 % Change
($ in millions, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	Qtr-o-Qtr	Yr-o-Yr
Total Revenue	$823	$791	$778	4%	6%
Pre-tax, Pre-provision Income[2]	540	501	501	8	8
Net Income	382	364	368	5	4
Diluted Earnings per Share	$2.76	$2.63	$2.65	5	4
Book Value per Share	$65.97	$67.48	$62.39	(2)	6
Tangible Book Value per Share[1]	$62.55	$64.06	$58.97	(2%)	6%
Return on Average Assets	1.79%	1.75%	1.84%	4 bps	-5 bps
Return on Average Common Equity	16.30%	16.01%	17.44%	29 bps	-114 bps
Return on Average Tangible Common Equity[1]	17.17%	16.88%	18.48%	29 bps	-131 bps
Total Stockholders’ Equity to Assets Ratio	10.51%	10.91%	10.77%	-40 bps	-26 bps
Tangible Common Equity Ratio[1]	10.02%	10.41%	10.24%	-39 bps	-22 bps
Total Assets	$86,012	$84,763	$79,670	1%	8%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 16.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

BALANCE SHEET

•Assets – Total assets were $86.0 billion as of September 30, 2026, an increase of $1.2 billion, or 1%, from $84.8 billion as of June 30, 2026. Year-over-year, total assets grew $6.3 billion, or 8%, from $79.7 billion as of September 30, 2025.

Third quarter 2026 average interest-earning assets of $81.8 billion were up $1.7 billion, or 2%, from $80.1 billion in the second quarter, primarily reflecting $1.0 billion of average securities growth and a $0.7 billion increase in average total loans outstanding.

•Loans – Total loans reached a record $59.7 billion as of September 30, 2026, an increase of $0.7 billion, or 1%, from $59.0 billion as of June 30, 2026. Year-over-year, total loans were up $3.9 billion, or 7%, from $55.8 billion as of September 30, 2025.

Third quarter 2026 average total loans grew by $0.7 billion, or 1%, to $58.9 billion, from $58.2 billion in the second quarter of 2026.

•Deposits – Total deposits reached a record $71.5 billion as of September 30, 2026, an increase of $1.4 billion, or 2%, from $70.1 billion as of June 30, 2026, reflecting growth across all deposit product types. Noninterest-bearing deposits made up 26% of total deposits as of September 30, 2026. Year-over-year, total deposits increased $4.9 billion, or 7%, from $66.6 billion as of September 30, 2025.

Third quarter 2026 total average deposits of $70.3 billion increased $1.6 billion, or 2.3% from the second quarter of 2026, primarily reflecting growth in average noninterest-bearing demand, money market, interest-bearing checking, and time deposits.

•Capital – As of September 30, 2026, stockholders’ equity was $9.0 billion, down 2% quarter-over-quarter. The total stockholders’ equity to assets ratio was 10.51% as of September 30, 2026, compared with 10.91% as of June 30, 2026.

Book value per share and tangible book value per share3 were $65.97 and $62.55, respectively, as of September 30, 2026, each down $1.51, or 2% quarter-over-quarter, primarily reflecting changes in the value of available-for-sale (“AFS”) debt securities net of tax.

East West’s regulatory capital ratios are well in excess of requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH

Capital metrics as of September 30, 2026, June 30, 2026, and September 30, 2025 are presented below.

EWBC Capital
($ in millions)	September 30, 2026 (a)	June 30, 2026	September 30, 2025
Risk-Weighted Assets (“RWA”) (b)	$61,277	$59,201	$57,043
Risk-based capital ratios:
Total capital ratio	16.72%	16.75%	16.15%
CET1 capital ratio	15.41%	15.44%	14.83%
Tier 1 capital ratio	15.41%	15.44%	14.83%
Leverage ratio	11.11%	11.00%	10.66%
Total stockholders’ equity to assets ratio	10.51%	10.91%	10.77%
Tangible common equity ratio (c)	10.02%	10.41%	10.24%

(a)The Company’s September 30, 2026 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 16.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 16.

OPERATING RESULTS

Third Quarter Earnings – Third quarter 2026 revenue was a record $823 million, up $32 million, or 4% quarter-over-quarter, driven primarily by record quarterly net interest income. Pre-tax, pre-provision income4 totaled a record $540 million in the third quarter, up $39 million, or 8% quarter-over-quarter.

Third quarter 2026 net income was a record $382 million, an increase of $18 million, or 5% from the second quarter, and 4% from $368 million for the third quarter of 2025. Third quarter 2026 diluted earnings per share (“EPS”) were $2.76, an increase of 5% from $2.63 per diluted share for the second quarter and 4% from $2.65 per diluted share for the third quarter of 2025.

Third Quarter 2026 Compared to Second Quarter 2026 and Third Quarter 2025

Net Interest Income and Net Interest Margin

Net interest income totaled $719 million in the third quarter of 2026, an increase of over $34 million, or 5%, from $685 million in the prior quarter and $41 million, or 6%, from the third quarter of 2025. Net interest margin was 3.49% in the third quarter of 2026, a 6 basis-point increase from the prior quarter and a 4 basis-point decrease from the third quarter of 2025.
•The average loan yield was 6.05%, up 3 basis points from the prior quarter. The average interest-earning asset yield was 5.45%, up 4 basis points from the prior quarter.
•The average cost of interest-bearing deposits was 2.81%, unchanged from the prior quarter. The average cost of funds was 2.17%, down 2 basis points from the prior quarter.

Noninterest Income

Noninterest income totaled $104 million in the third quarter of 2026, a decrease of $3 million, or 2%, from the record level set in the second quarter and an increase of $3 million, or 3%, from the third quarter of 2025. Derivative mark-to-market and credit valuation adjustments resulted in a gain of $6 million in the third quarter, compared with a loss of $1 million in the second quarter. Fee income5 of $93 million decreased $2 million, or 2%, from $96 million in the prior quarter and increased $2 million, or 2%, from the third quarter of 2025.
•Foreign exchange income increased $3 million quarter-over-quarter and commercial and consumer deposit-related fees increased $1 million quarter-over-quarter, both reflecting higher customer activity.
•Wealth management fees decreased $4 million in the third quarter and lending and loan servicing fees decreased $2 million in the third quarter, both reflecting lower customer activity.
•Other income decreased $6 million quarter-over-quarter, primarily reflecting gains from investments held in connection with deferred compensation plans in the prior quarter.
•Other investment income increased $2 million quarter-over-quarter, reflecting higher income from investments.

Noninterest Expense

Total noninterest expense was $283 million in the third quarter, which included $24 million of amortization for tax credit and Community Reinvestment Act investments. Total operating noninterest expense was $259 million, a decrease of $9 million, or 3% from the second quarter and $2 million, or 1%, from the third quarter of 2025.
•Other operating expense was $33 million, a decrease of $6 million, reflecting expense recoveries related to the resolution of problem loans.
•Compensation and employee benefits expense was $170 million, a decrease of $3 million, primarily reflecting lower deferred compensation expense and certain benefit accrual adjustments in the prior quarter, partially offset by greater salary expense.
•Other real estate owned (“OREO”) expense decreased $2 million in the third quarter, primarily due to a gain recognized on the resolution of an OREO property.
•Computer and software related expenses were $18 million, an increase of $3 million, primarily reflecting a write-off of certain technology-related assets.
•The efficiency ratio was 34.4% in the third quarter, compared with 36.7% in the prior quarter.

[4] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 15.
[5] Fee income includes commercial and consumer deposit-related fees, lending and loan servicing fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

TAX RELATED ITEMS

Third quarter 2026 income tax expense was $113 million and the effective tax rate was 22.7%, compared with income tax expense of $104 million and 22.2% in the second quarter, primarily reflecting greater pre-tax income in the third quarter.

ASSET QUALITY

As of September 30, 2026, the credit quality of our loan portfolio remained solid.
•Third quarter 2026 net charge-offs were $22 million, or 0.15% annualized of average loans held-for-investment (“HFI”), compared with $27 million, or 0.19% annualized of average loans HFI, for the second quarter of 2026.
•The nonperforming assets ratio was 0.30% of total assets as of September 30, 2026, a 1 basis point increase from the prior quarter. Nonperforming assets increased $9 million to $256 million as of September 30, 2026, from $247 million as of June 30, 2026, driven primarily by an increase in OREO and partially offset by a decrease in commercial real estate and residential mortgage nonaccrual loans.
•The allowance for loan losses was $865 million, or 1.45% of loans HFI, as of September 30, 2026, compared with $842 million, or 1.43% of loans HFI, as of June 30, 2026.
•Third quarter 2026 provision for credit losses was $45 million, compared with $33 million in the second quarter of 2026.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the fourth quarter 2026 dividend for the Company’s common stock. The common stock cash dividend of $0.80 per share is payable on November 17th, 2026 to shareholders of record as of November 2nd, 2026.

East West did not repurchase any shares of common stock during the third quarter of 2026. $117 million of East West’s share repurchase authorization remains available.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $86.0 billion as of September 30, 2026. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Conference Call

East West will host a conference call to discuss third quarter 2026 earnings with the public on Tuesday, October 20, 2026 at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses third quarter 2026 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor and Media Inquiries, Contact:
Adrienne Atkinson
Director of Investor Relations and Corporate Development
T: (626) 788-7536
E: adrienne.atkinson@eastwestbank.com

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, although these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to known and unknown risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, Federal Deposit Insurance Corporation (“FDIC”) insurance premiums and assessments, and deposit withdrawals; changes in trade, tariff, tax, monetary and fiscal policies; changes in immigration laws and enforcement practices, or travel and visa related policies; current or potential disputes between the U.S., the People’s Republic of China and other countries; armed conflict involving Iran or heightened geopolitical tensions in other regions, including resulting oil price volatility and energy and other supply disruptions; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in its ability to receive dividends from subsidiaries; any strategic acquisitions or divestitures; and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause future results to differ materially from historical performance and any forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 under the heading Item 1A. Risk Factors and the Company’s subsequent filings with the SEC. Forward-looking statements speak only as of the date they are made and are based solely on information then actually known to the Company. The Company does not undertake, and expressly disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				September 30, 2026 % or Basis Point Change
	September 30, 2026	June 30, 2026	September 30, 2025	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$4,647,504	$5,101,349	$4,762,394	(8.9)%		(2.4)%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	425,000	—		—
Available-for-sale (“AFS”) debt securities (amortized cost of $16,311,109, $15,055,558 and $13,189,313)	15,185,584	14,581,546	12,741,152	4.1		19.2
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,315,671, $2,443,494 and $2,467,362)	2,834,710	2,845,364	2,880,682	(0.4)		(1.6)
Total cash, resale agreements and debt securities	23,092,798	22,953,259	20,809,228	0.6		11.0
Loans held-for-sale (“HFS”)	17,425	17,425	19,596	—		(11.1)
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $864,631, $842,056 and $790,520)	58,846,086	58,121,884	54,976,252	1.2		7.0
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	885,343	919,230	982,247	(3.7)		(9.9)
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	153,761	149,110	77,855	3.1		97.5
Other assets	2,550,628	2,136,867	2,338,656	19.4		9.1
Total assets	$86,011,738	$84,763,472	$79,669,531	1.5%		8.0%

Liabilities and Stockholders’ Equity
Deposits	$71,492,639	$70,092,693	$66,587,556	2.0%		7.4%
Short-term borrowings	—	—	9,851	—		(100.0)
Federal Home Loan Bank (“FHLB”) advances	3,000,000	3,000,000	3,000,000	—		—
Securities sold under repurchase agreements (“repurchase agreements”)	964,000	956,894	53,489	0.7		NM
Long-term debt and finance lease liabilities	35,380	35,451	35,707	(0.2)		(0.9)
Operating lease liabilities	173,876	164,973	83,998	5.4		107.0
Accrued expenses and other liabilities	1,306,081	1,267,532	1,316,130	3.0		(0.8)
Total liabilities	76,971,976	75,517,543	71,086,731	1.9		8.3
Stockholders’ equity	9,039,762	9,245,929	8,582,800	(2.2)		5.3
Total liabilities and stockholders’ equity	$86,011,738	$84,763,472	$79,669,531	1.5%		8.0%

Total cash, resale agreements and debt securities/total assets	26.85%	27.08%	26.12%	(23)	bps	73	bps
Total stockholders’ equity to assets ratio	10.51%	10.91%	10.77%	(40)		(26)
Tangible common equity (“TCE”) ratio (1)	10.02%	10.41%	10.24%	(39)	bps	(22)	bps
Book value per share	$65.97	$67.48	$62.39	(2.2)%		5.7%
Tangible book value (1) per share	$62.55	$64.06	$58.97	(2.4)		6.1
Number of common shares at period-end	137,020	137,011	137,568	0.0%		(0.4)%

NM - Not meaningful.
(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 16.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				September 30, 2026 % Change
	September 30, 2026	June 30, 2026	September 30, 2025	Qtr-o-Qtr		Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$19,786,324	$19,862,701	$18,001,529	(0.4)%		9.9%
Commercial real estate (“CRE”):
CRE	15,810,599	15,585,610	15,231,167	1.4		3.8
Multifamily residential	5,529,717	5,251,556	5,037,284	5.3		9.8
Construction and land	754,581	831,822	776,587	(9.3)		(2.8)
Total CRE	22,094,897	21,668,988	21,045,038	2.0		5.0
Consumer:
Residential mortgage:
Single-family residential (“SFR”)	15,708,065	15,336,309	14,820,911	2.4		6.0
Home equity loans	2,058,958	2,039,285	1,852,408	1.0		11.2
Total residential mortgage	17,767,023	17,375,594	16,673,319	2.3		6.6
Other consumer	62,473	56,657	46,886	10.3		33.2
Total loans HFI (1)	59,710,717	58,963,940	55,766,772	1.3		7.1
Loans HFS	17,425	17,425	19,596	—		(11.1)
Total loans (1)	59,728,142	58,981,365	55,786,368	1.3		7.1
Allowance for loan and lease losses (“ALLL”)	(864,631)	(842,056)	(790,520)	2.7		9.4
Net loans (1)	$58,863,511	$58,139,309	$54,995,848	1.2%		7.0%

Deposits by product:
Noninterest-bearing demand	$18,539,391	$18,355,698	$16,141,954	1.0%		14.9%
Interest-bearing checking	8,137,769	8,047,826	7,854,206	1.1		3.6
Money market	16,934,855	16,259,299	15,609,931	4.2		8.5
Savings	2,028,208	1,891,021	1,689,978	7.3		20.0
Time deposits	25,852,416	25,538,849	25,291,487	1.2		2.2
Total deposits	$71,492,639	$70,092,693	$66,587,556	2.0%		7.4%

Deposits by segment/region:
Consumer and Business Banking - U.S.	$37,270,185	$36,951,120	$34,378,478	0.9%		8.4%
Commercial Banking - U.S.	25,674,675	24,910,459	23,908,133	3.1		7.4
International Branches (2)	4,264,566	4,133,100	3,835,351	3.2		11.2
Treasury and Other - U.S. (3)	4,283,213	4,098,014	4,465,594	4.5		(4.1)
Total deposits	$71,492,639	$70,092,693	$66,587,556	2.0%		7.4%

Loan-to-deposit ratio	83.54%	84.15%	83.78%	(61)	bps	(24)	bps

(1)Includes $11 million, $13 million and $24 million of net deferred loan fees and net unamortized premiums as of September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(2)Deposits of our Hong Kong branch and China subsidiary bank branches are a subset of Commercial Banking segment deposits.
(3)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			September 30, 2026 % Change
	September 30, 2026	June 30, 2026	September 30, 2025	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$1,124,729	$1,080,823	$1,129,732	4.1%	(0.4)%
Interest expense	405,833	396,172	452,202	2.4	(10.3)
Net interest income before provision for credit losses	718,896	684,651	677,530	5.0	6.1
Provision for credit losses	45,000	33,000	36,000	36.4	25.0
Net interest income after provision for credit losses	673,896	651,651	641,530	3.4%	5.0%
Noninterest income:
Commercial and consumer deposit-related fees	32,603	31,621	28,409	3.1	14.8
Lending and loan servicing fees	25,790	27,961	27,605	(7.8)	(6.6)
Foreign exchange income	17,798	14,926	14,491	19.2	22.8
Wealth management fees	15,540	19,461	14,562	(20.1)	6.7
Customer derivative income	1,749	1,895	6,442	(7.7)	(72.9)
Total fee income	93,480	95,864	91,509	(2.5)	2.2
Derivative mark-to-market and credit valuation adjustments	6,325	(732)	(318)	NM	NM
Net gains on AFS debt securities	290	2,931	57	(90.1)	408.8
Other investment income (loss) (2)	1,699	(49)	705	NM	141.0
Other income	2,059	8,478	8,564	(75.7)	(76.0)
Total noninterest income	103,853	106,492	100,517	(2.5)%	3.3%
Noninterest expense:
Compensation and employee benefits (3)	169,575	172,543	175,585	(1.7)%	(3.4)%
Occupancy and equipment expense	19,224	19,553	16,970	(1.7)	13.3
Computer and software related expenses	17,991	15,433	12,949	16.6	38.9
Deposit insurance premiums and regulatory assessments (4)	10,519	10,268	8,644	2.4	21.7
Deposit account expense	9,493	8,906	8,851	6.6	7.3
Other real estate owned (“OREO”) (income) expense	(185)	2,254	2,186	NM	NM
Other operating expense (2)	32,695	38,869	36,045	(15.9)	(9.3)
Total operating noninterest expense	259,312	267,826	261,230	(3.2)	(0.7)
Amortization of tax credit and CRA investments (2)	23,731	22,796	15,693	4.1	51.2
Total noninterest expense	283,043	290,622	276,923	(2.6)	2.2
Income before income taxes	494,706	467,521	465,124	5.8	6.4
Income tax expense	112,510	103,821	96,730	8.4	16.3
Net income	$382,196	$363,700	$368,394	5.1%	3.7%

Earnings per share (“EPS”)
- Basic	$2.78	$2.65	$2.68	5.1%	3.9%
- Diluted	$2.76	$2.63	$2.65	4.8	4.0
Weighted-average number of shares outstanding
- Basic	137,471	137,450	137,676	0.0%	(0.1)%
- Diluted	138,461	138,301	138,942	0.1	(0.3)

NM - Not meaningful.
(1)Includes $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the three months ended September 30, 2025.
(2)Includes DC Solar recoveries of $30 thousand and $293 thousand in Other investment income and Other operating expense, respectively, for the three months ended September 30, 2026, and $50 thousand of DC Solar recoveries in Amortization of tax credit and CRA investments for the three months ended September 30, 2025.
(3)Includes $6 million, $5 million and $27 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(4)Includes $2 million of FDIC special assessment reversals for the three months ended September 30, 2025.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Nine Months Ended		September 30, 2026 % Change
	September 30, 2026	September 30, 2025	Yr-o-Yr
Interest and dividend income (1)	$3,261,062	$3,220,533	1.3%
Interest expense	1,186,322	1,325,728	(10.5)
Net interest income before provision for credit losses	2,074,740	1,894,805	9.5
Provision for credit losses	114,000	130,000	(12.3)
Net interest income after provision for credit losses	1,960,740	1,764,805	11.1%
Noninterest income:
Commercial and consumer deposit-related fees	94,843	82,349	15.2
Lending and loan servicing fees	79,821	79,421	0.5
Foreign exchange income	48,171	44,043	9.4
Wealth management fees	57,261	38,966	47.0
Customer derivative income	8,239	15,626	(47.3)
Total fee income	288,335	260,405	10.7
Derivative mark-to-market and credit valuation adjustments	6,527	(3,232)	NM
Net gains on AFS debt securities	3,837	934	310.8
Other investment income (2)	4,606	3,645	26.4
Other income	9,596	17,045	(43.7)
Total noninterest income	312,901	278,797	12.2%
Noninterest expense:
Compensation and employee benefits (3)	514,783	466,861	10.3%
Occupancy and equipment expense	57,025	48,948	16.5
Computer and software related expenses	48,171	39,709	21.3
Deposit insurance premiums and regulatory assessments (4)	29,646	28,162	5.3
Deposit account expense	25,932	27,241	(4.8)
OREO expense	1,805	5,859	(69.2)
Other operating expense (2)	108,106	110,640	(2.3)
Total operating noninterest expense	785,468	727,420	8.0
Amortization of tax credit and CRA investments (2)	68,511	57,671	18.8
Total noninterest expense	853,979	785,091	8.8
Income before income taxes	1,419,662	1,258,511	12.8
Income tax expense	315,970	289,594	9.1
Net income	$1,103,692	$968,917	13.9%

EPS
- Basic	$8.02	$7.03	14.1%
- Diluted	$7.97	$6.97	14.4
Weighted-average number of shares outstanding
- Basic	137,662	137,897	(0.2)%
- Diluted	138,512	139,090	(0.4)

NM - Not meaningful.
(1)Includes $32 million of discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the nine months ended September 30, 2025.
(2)Includes DC Solar recoveries of $30 thousand and $293 thousand in Other investment income and Other operating expense, respectively, for the nine months ended September 30, 2026, and $50 thousand of DC Solar recoveries in Amortization of tax credit and CRA investments for the nine months ended September 30, 2025.
(3)Includes $17 million and $27 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the nine months ended September 30, 2026 and 2025, respectively.
(4)Includes $1 million and $2 million of FDIC special assessment reversals for the nine months ended September 30, 2026 and 2025, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			September 30, 2026 % Change		Nine Months Ended		September 30, 2026 % Change
	September 30, 2026	June 30, 2026	September 30, 2025	Qtr-o-Qtr	Yr-o-Yr	September 30, 2026	September 30, 2025	Yr-o-Yr
Loans:
Commercial:
C&I	$19,442,270	$19,452,052	$17,799,708	(0.1)%	9.2%	$19,218,255	$17,346,156	10.8%
CRE:
CRE	15,662,228	15,532,163	15,110,134	0.8	3.7	15,540,500	14,903,483	4.3
Multifamily residential	5,423,255	5,196,260	4,963,703	4.4	9.3	5,251,327	4,970,095	5.7
Construction and land	780,455	822,119	752,402	(5.1)	3.7	789,714	706,215	11.8
Total CRE	21,865,938	21,550,542	20,826,239	1.5	5.0	21,581,541	20,579,793	4.9
Consumer:
Residential mortgage:
Single-family residential	15,498,607	15,186,553	14,688,172	2.1	5.5	15,234,821	14,469,661	5.3
Home equity loans	2,042,206	1,987,280	1,848,524	2.8	10.5	1,981,665	1,839,613	7.7
Total residential mortgage	17,540,813	17,173,833	16,536,696	2.1	6.1	17,216,486	16,309,274	5.6
Other consumer	57,707	53,075	45,935	8.7	25.6	54,128	47,537	13.9
Total loans (1)	$58,906,728	$58,229,502	$55,208,578	1.2%	6.7%	$58,070,410	$54,282,760	7.0%

Interest-earning assets	$81,830,917	$80,089,545	$76,206,138	2.2%	7.4%	$79,976,667	$74,288,924	7.7%
Total assets	$84,866,588	$83,150,969	$79,310,698	2.1%	7.0%	$83,046,474	$77,279,375	7.5%

Deposits:
Noninterest-bearing demand	$18,269,023	$17,362,645	$15,767,292	5.2%	15.9%	$17,508,140	$15,331,138	14.2%
Interest-bearing checking	7,747,190	7,530,547	7,501,315	2.9	3.3	7,643,796	7,621,067	0.3
Money market	16,787,308	16,545,079	16,565,937	1.5	1.3	16,514,110	15,581,506	6.0
Savings	1,948,576	1,905,782	1,705,332	2.2	14.3	1,852,994	1,734,325	6.8
Time deposits	25,539,637	25,353,592	24,649,891	0.7	3.6	25,336,683	23,913,370	6.0
Total deposits	$70,291,734	$68,697,645	$66,189,767	2.3%	6.2%	$68,855,723	$64,181,406	7.3%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	September 30, 2026			June 30, 2026
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,088,944	$31,340	3.04%	$3,985,838	$31,216	3.14%
Resale agreements	425,000	1,624	1.52%	425,000	1,624	1.53%
Debt securities:
AFS	15,413,280	173,084	4.46%	14,441,915	158,285	4.40%
HTM	2,837,584	12,013	1.68%	2,849,553	12,044	1.70%
Total debt securities	18,250,864	185,097	4.02%	17,291,468	170,329	3.95%
Loans:
C&I	19,442,270	312,463	6.38%	19,452,052	304,621	6.28%
CRE	21,865,938	330,294	5.99%	21,550,542	320,535	5.97%
Residential mortgage	17,540,813	255,369	5.78%	17,173,833	248,541	5.80%
Other consumer	57,707	855	5.88%	53,075	792	5.98%
Total loans (2)	58,906,728	898,981	6.05%	58,229,502	874,489	6.02%
FHLB and FRB stock	159,381	7,687	19.14%	157,737	3,165	8.05%
Total interest-earning assets	$81,830,917	$1,124,729	5.45%	$80,089,545	$1,080,823	5.41%

Noninterest-earning assets:
Cash and due from banks	301,160			311,337
Allowance for loan and lease losses	(865,002)			(854,564)
Other assets	3,599,513			3,604,651
Total assets	$84,866,588			$83,150,969

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,747,190	$40,714	2.08%	$7,530,547	$37,692	2.01%
Money market deposits	16,787,308	112,053	2.65%	16,545,079	108,628	2.63%
Savings deposits	1,948,576	5,002	1.02%	1,905,782	4,511	0.95%
Time deposits	25,539,637	210,632	3.27%	25,353,592	208,591	3.30%
Total interest-bearing deposits	52,022,711	368,401	2.81%	51,335,000	359,422	2.81%
Short-term borrowings and federal funds purchased	514	7	5.44%	364	5	5.08%
FHLB advances	3,040,218	29,902	3.90%	3,041,759	29,455	3.88%
Repurchase agreements	710,815	6,904	3.85%	707,880	6,680	3.79%
Long-term debt and finance lease liabilities	35,376	619	6.94%	35,480	610	6.89%
Total interest-bearing liabilities	$55,809,634	$405,833	2.88%	$55,120,483	$396,172	2.88%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	18,269,023			17,362,645
Accrued expenses and other liabilities	1,483,003			1,553,445
Stockholders’ equity	9,304,928			9,114,396
Total liabilities and stockholders’ equity	$84,866,588			$83,150,969

Total deposits	$70,291,734	$368,401	2.08%	$68,697,645	$359,422	2.10%

Interest rate spread			2.57%			2.53%
Net interest income and net interest margin		$718,896	3.49%		$684,651	3.43%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,088,944	$31,340	3.04%	$4,873,674	$47,170	3.84%
Resale agreements	425,000	1,624	1.52%	425,000	1,616	1.51%
Debt securities:
AFS	15,413,280	173,084	4.46%	12,650,323	146,336	4.59%
HTM	2,837,584	12,013	1.68%	2,884,267	12,226	1.68%
Total debt securities	18,250,864	185,097	4.02%	15,534,590	158,562	4.05%
Loans:
C&I	19,442,270	312,463	6.38%	17,799,708	345,947	7.71%	(2)
CRE	21,865,938	330,294	5.99%	20,826,239	327,168	6.23%
Residential mortgage	17,540,813	255,369	5.78%	16,536,696	245,728	5.90%
Other consumer	57,707	855	5.88%	45,935	675	5.83%
Total loans (3)	58,906,728	898,981	6.05%	55,208,578	919,518	6.61%	(2)
FHLB and FRB stock	159,381	7,687	19.14%	164,296	2,866	6.92%
Total interest-earning assets	$81,830,917	$1,124,729	5.45%	$76,206,138	$1,129,732	5.88%

Noninterest-earning assets:
Cash and due from banks	301,160			410,446
Allowance for loan, lease and securities’ losses	(865,002)			(789,195)
Other assets	3,599,513			3,483,309
Total assets	$84,866,588			$79,310,698

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,747,190	$40,714	2.08%	$7,501,315	$46,725	2.47%
Money market deposits	16,787,308	112,053	2.65%	16,565,937	133,951	3.21%
Savings deposits	1,948,576	5,002	1.02%	1,705,332	3,353	0.78%
Time deposits	25,539,637	210,632	3.27%	24,649,891	230,608	3.71%
Total interest-bearing deposits	52,022,711	368,401	2.81%	50,422,475	414,637	3.26%
Short-term borrowings and federal funds purchased	514	7	5.44%	474	3	2.62%
FHLB advances	3,040,218	29,902	3.90%	3,228,262	36,740	4.52%
Repurchase agreements	710,815	6,904	3.85%	13,012	148	4.51%
Long-term debt and finance lease liabilities	35,376	619	6.94%	35,732	674	7.49%
Total interest-bearing liabilities	$55,809,634	$405,833	2.88%	$53,699,955	$452,202	3.34%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	18,269,023			15,767,292
Accrued expenses and other liabilities	1,483,003			1,462,237
Stockholders’ equity	9,304,928			8,381,214
Total liabilities and stockholders’ equity	$84,866,588			$79,310,698

Total deposits	$70,291,734	$368,401	2.08%	$66,189,767	$414,637	2.49%

Interest rate spread			2.57%			2.54%
Adjusted interest rate spread (4)			2.57%			2.37%
Net interest income and net interest margin		$718,896	3.49%		$677,530	3.53%
Adjusted net interest income and adjusted net interest margin (4)		$718,896	3.49%		$645,234	3.36%

(1)Annualized.
(2)Includes $32 million of additional interest income from discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the three months ended September 30, 2025.
(3)Includes loans HFS.
(4)See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8
	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,980,951	$92,407	3.10%	$4,232,434	$121,242	3.83%
Resale agreements	425,000	4,873	1.53%	425,000	4,850	1.53%
Debt securities:
AFS	14,494,750	479,533	4.42%	12,287,338	423,351	4.61%
HTM	2,849,426	36,071	1.69%	2,896,271	36,783	1.70%
Total debt securities	17,344,176	515,604	3.97%	15,183,609	460,134	4.05%
Loans:
C&I	19,218,255	914,399	6.36%	17,346,156	943,152	7.27%	(2)
CRE	21,581,541	966,752	5.99%	20,579,793	958,220	6.23%
Residential mortgage	17,216,486	748,794	5.81%	16,309,274	722,285	5.92%
Other consumer	54,128	2,403	5.94%	47,537	1,968	5.54%
Total loans (3)	58,070,410	2,632,348	6.06%	54,282,760	2,625,625	6.47%	(2)
FHLB and FRB stock	156,130	15,830	13.56%	165,121	8,682	7.03%
Total interest-earning assets	$79,976,667	$3,261,062	5.45%	$74,288,924	$3,220,533	5.80%

Noninterest-earning assets:
Cash and due from banks	348,826			368,909
Allowance for loan, lease and securities’ losses	(852,234)			(750,458)
Other assets	3,573,215			3,372,000
Total assets	$83,046,474			$77,279,375

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,643,796	$117,851	2.06%	$7,621,067	$141,649	2.48%
Money market deposits	16,514,110	325,559	2.64%	15,581,506	374,251	3.21%
Savings deposits	1,852,994	12,523	0.90%	1,734,325	10,500	0.81%
Time deposits	25,336,683	627,302	3.31%	23,913,370	680,806	3.81%
Total interest-bearing deposits	51,347,583	1,083,235	2.82%	48,850,268	1,207,206	3.30%
Short-term borrowings and federal funds purchased	481	16	4.34%	520	10	2.57%
FHLB advances	2,888,096	84,361	3.91%	3,408,426	114,919	4.51%
Repurchase agreements	590,911	16,874	3.82%	46,275	1,577	4.56%
Long-term debt and finance lease liabilities	35,473	1,836	6.92%	35,820	2,016	7.53%
Total interest-bearing liabilities	$54,862,544	$1,186,322	2.89%	$52,341,309	$1,325,728	3.39%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	17,508,140			15,331,138
Accrued expenses and other liabilities	1,519,281			1,498,313
Stockholders’ equity	9,156,509			8,108,615
Total liabilities and stockholders’ equity	$83,046,474			$77,279,375

Total deposits	$68,855,723	$1,083,235	2.10%	$64,181,406	$1,207,206	2.51%

Interest rate spread			2.56%			2.41%
Adjusted interest rate spread (4)			2.56%			2.35%
Net interest income and net interest margin		$2,074,740	3.47%		$1,894,805	3.41%
Adjusted net interest income and adjusted net interest margin (4)		$2,074,740	3.47%		$1,862,509	3.35%

(1)Annualized.
(2)Includes $32 million of additional interest income from discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans during the nine months ended September 30, 2025.
(3)Includes loans HFS.
(4)See reconciliation of GAAP to non-GAAP measures in Table 12.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			September 30, 2026 Basis Point Change
	September 30, 2026	June 30, 2026	September 30, 2025	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.79%	1.75%	1.84%	4	bps	(5)	bps
Adjusted return on average assets (2)	1.79%	1.75%	1.82%	4		(3)
Return on average common equity	16.30%	16.01%	17.44%	29		(114)
Adjusted return on average common equity (2)	16.29%	16.01%	17.20%	28		(91)
Return on average TCE (3)	17.17%	16.88%	18.48%	29		(131)
Adjusted return on average TCE (3)	17.16%	16.88%	18.23%	28		(107)
Interest rate spread	2.57%	2.53%	2.54%	4		3
Adjusted interest rate spread (4)	2.57%	2.53%	2.37%	4		20
Net interest margin	3.49%	3.43%	3.53%	6		(4)
Adjusted net interest margin (4)	3.49%	3.43%	3.36%	6		13
Average loan yield	6.05%	6.02%	6.61%	3		(56)
Adjusted average loan yield (4)	6.05%	6.02%	6.38%	3		(33)
Yield on average interest-earning assets	5.45%	5.41%	5.88%	4		(43)
Adjusted yield on average interest-earning assets (4)	5.45%	5.41%	5.71%	4		(26)
Average cost of interest-bearing deposits	2.81%	2.81%	3.26%	—		(45)
Average cost of deposits	2.08%	2.10%	2.49%	(2)		(41)
Average cost of funds	2.17%	2.19%	2.58%	(2)		(41)
Operating noninterest expense/average assets	1.21%	1.29%	1.31%	(8)		(10)
Efficiency ratio	34.40%	36.73%	35.59%	(233)		(119)
Adjusted efficiency ratio (5)	34.44%	36.73%	33.76%	(229)		68
Efficiency ratio (fully taxable equivalent) (“FTE”) (5)	34.35%	36.68%	35.51%	(233)		(116)
Adjusted efficiency ratio (FTE) (5)	34.39%	36.68%	33.67%	(229)		72
Effective tax rate	22.74%	22.21%	20.80%	53		194
Adjusted effective tax rate (6)	22.74%	22.21%	20.80%	53	bps	194	bps
Refer to table footnotes on the following page.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9 (continued)

	Nine Months Ended (1)		September 30, 2026 Basis Point Change
	September 30, 2026	September 30, 2025	Yr-o-Yr
Return on average assets	1.78%	1.68%	10	bps
Adjusted return on average assets (2)	1.78%	1.68%	10
Return on average common equity	16.12%	15.98%	14
Adjusted return on average common equity (2)	16.10%	16.00%	10
Return on average TCE (3)	16.99%	16.97%	2
Adjusted return on average TCE (3)	16.98%	16.99%	(1)
Interest rate spread	2.56%	2.41%	15
Adjusted interest rate spread (4)	2.56%	2.35%	21
Net interest margin	3.47%	3.41%	6
Adjusted net interest margin (4)	3.47%	3.35%	12
Average loan yield	6.06%	6.47%	(41)
Adjusted average loan yield (4)	6.06%	6.39%	(33)
Yield on average interest-earning assets	5.45%	5.80%	(35)
Adjusted yield on average interest-earning assets (4)	5.45%	5.74%	(29)
Average cost of interest-bearing deposits	2.82%	3.30%	(48)
Average cost of deposits	2.10%	2.51%	(41)
Average cost of funds	2.19%	2.62%	(43)
Operating noninterest expense/average assets	1.26%	1.26%	—
Efficiency ratio	35.77%	36.12%	(35)
Adjusted efficiency ratio (5)	35.82%	35.49%	33
Efficiency ratio (FTE) (5)	35.71%	36.04%	(33)
Adjusted efficiency ratio (FTE) (5)	35.77%	35.41%	36
Effective tax rate	22.26%	23.01%	(75)
Adjusted effective tax rate (6)	22.26%	22.50%	(24)	bps
(1)Annualized except for efficiency ratio and effective tax rate.
(2)Adjusted return on average assets and adjusted return on average common equity are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 14.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 16.
(4)Adjusted interest rate spread, adjusted net interest margin, adjusted average loan yield and adjusted yield on average interest-earning assets are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(5)Adjusted efficiency ratio, efficiency ratio (FTE) and adjusted efficiency ratio (FTE) are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 15.
(6)Adjusted effective tax rate is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended September 30, 2026
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	Home equity loans	Other Consumer	Total
ALLL, June 30, 2026		$481,087	$231,351	$40,340	$19,968	$61,248	$6,560	$1,502	$842,056
Provision for (reversal of) credit losses on loans	(a)	28,596	6,314	5,164	(1,862)	5,850	(282)	107	43,887
Gross charge-offs		(27,663)	(2,145)	—	—	—	—	(55)	(29,863)
Gross recoveries		8,183	2	111	—	3	3	1	8,303
Total net (charge-offs) recoveries		(19,480)	(2,143)	111	—	3	3	(54)	(21,560)
Foreign currency translation adjustment		248	—	—	—	—	—	—	248
ALLL, September 30, 2026		$490,451	$235,522	$45,615	$18,106	$67,101	$6,281	$1,555	$864,631

		Three Months Ended June 30, 2026
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	Home equity loans	Other Consumer	Total
ALLL, March 31, 2026		$483,384	$231,802	$39,446	$17,170	$56,883	$5,899	$1,290	$835,874
Provision for credit losses on loans	(a)	18,928	5,145	882	2,799	4,273	670	227	32,924
Gross charge-offs		(21,960)	(6,848)	—	(1)	(31)	(11)	(18)	(28,869)
Gross recoveries		394	1,252	12	—	123	2	3	1,786
Total net (charge-offs) recoveries		(21,566)	(5,596)	12	(1)	92	(9)	(15)	(27,083)
Foreign currency translation adjustment		341	—	—	—	—	—	—	341
ALLL, June 30, 2026		$481,087	$231,351	$40,340	$19,968	$61,248	$6,560	$1,502	$842,056

		Three Months Ended September 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	Home equity loans	Other Consumer	Total
ALLL, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416
ALLL recognized on purchased credit-deteriorated (“PCD”) loans		18,175	—	—	—	—	—	—	18,175
(Reversal of) provision for credit losses on loans	(a)	(992)	14,552	6,101	671	8,873	854	(143)	29,916
Gross charge-offs		(25,325)	(5)	—	—	—	—	(73)	(25,403)
Gross recoveries		7,236	2	13	3	6	3	—	7,263
Total net (charge-offs) recoveries		(18,089)	(3)	13	3	6	3	(73)	(18,140)
Foreign currency translation adjustment		153	—	—	—	—	—	—	153
ALLL, September 30, 2025		$441,538	$227,167	$35,187	$18,530	$60,876	$6,113	$1,109	$790,520

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10 (continued)

		Nine Months Ended September 30, 2026
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	Home equity loans	Other Consumer	Total
ALLL, December 31, 2025		$475,613	$221,494	$36,555	$15,468	$53,463	$5,804	$1,376	$809,773
Provision for credit losses on loans	(a)	65,416	22,619	8,926	3,530	13,642	480	72	114,685
Gross charge-offs		(68,008)	(10,298)	—	(894)	(152)	(11)	(148)	(79,511)
Gross recoveries		16,495	1,707	134	2	148	8	255	18,749
Total net (charge-offs) recoveries		(51,513)	(8,591)	134	(892)	(4)	(3)	107	(60,762)
Foreign currency translation adjustment		935	—	—	—	—	—	—	935
ALLL, September 30, 2026		$490,451	$235,522	$45,615	$18,106	$67,101	$6,281	$1,555	$864,631

		Nine Months Ended September 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	Home equity loans	Other Consumer	Total
ALLL, December 31, 2024		$384,319	218,677	32,117	17,497	44,816	3,132	1,494	$702,052
ALLL recognized on PCD loans		18,175	—	—	—	—	—	—	18,175
Provision for (reversal of) credit losses on loans	(a)	62,973	30,664	3,028	3,020	16,009	2,962	(522)	118,134
Gross charge-offs		(34,464)	(22,248)	(7)	(1,996)	(9)	—	(126)	(58,850)
Gross recoveries		10,304	74	49	9	60	19	263	10,778
Total net (charge-offs) recoveries		(24,160)	(22,174)	42	(1,987)	51	19	137	(48,072)
Foreign currency translation adjustment		231	—	—	—	—	—	—	231
ALLL, September 30, 2025		$441,538	$227,167	$35,187	$18,530	$60,876	$6,113	$1,109	$790,520

		Three Months Ended			Nine Months Ended
($ in thousands)		September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$47,077	$47,005	$45,307	$48,690	$39,526
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	1,113	76	3,084	(493)	8,866
Foreign currency translation adjustment		(3)	(4)	(1)	(10)	(2)
Allowance for unfunded credit commitments, end of period (1)		$48,187	$47,077	$48,390	$48,187	$48,390

Provision for credit losses:
Provision for credit losses on loans and unfunded credit commitments	(a)+(b)	$45,000	$33,000	$33,000	$114,192	$127,000
Provision for (reversal of) credit losses on AFS debt securities	(c)	—	—	3,000	(192)	3,000
Total provision for credit losses	(a)+(b)+(c)	$45,000	$33,000	$36,000	$114,000	$130,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	September 30, 2026	June 30, 2026	September 30, 2025
Special mention loans	$475,469	$433,342	$422,751
Classified loans	878,139	854,382	768,568
Total criticized loans (1)	$1,353,608	$1,287,724	$1,191,319

(1)Excludes loans HFS.

Nonperforming Assets	September 30, 2026	June 30, 2026	September 30, 2025
Nonaccrual loans:
Commercial:
C&I	$49,768	$48,692	$70,065
Total CRE	64,056	89,122	29,772
Consumer:
Total residential mortgage	60,515	67,082	57,024
Other consumer	16	62	73
Total nonaccrual loans	174,355	204,958	156,934
OREO, net	64,362	24,576	24,208
Nonperforming loans HFS	17,425	17,425	19,596
Total nonperforming assets	$256,142	$246,959	$200,738

Credit Quality Ratios	September 30, 2026	June 30, 2026	September 30, 2025
Annualized quarterly net charge-offs to average loans HFI	0.15%	0.19%	0.13%
Annualized YTD net charge-offs to YTD average loans HFI	0.14%	0.14%	0.12%
Special mention loans to loans HFI	0.80%	0.73%	0.76%
Classified loans to loans HFI	1.47%	1.45%	1.38%
Criticized loans to loans HFI	2.27%	2.18%	2.14%
Nonperforming assets to total assets	0.30%	0.29%	0.25%
Nonaccrual loans to loans HFI	0.29%	0.35%	0.28%
ALLL to loans HFI	1.45%	1.43%	1.42%

Composition of ALLL by Portfolio	September 30, 2026		June 30, 2026		September 30, 2025
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$490,451	2.48%	$481,087	2.42%	$441,538	2.45%
Total CRE	299,243	1.35	291,659	1.35	280,884	1.33
Multifamily	45,615	0.82	40,340	0.77	35,187	0.70
Office	68,361	2.78	65,489	2.85	64,211	2.93
All other CRE	185,267	1.31	185,830	1.32	181,486	1.31
Total residential mortgage	73,382	0.41	67,808	0.39	66,989	0.40
Other consumer	1,555	2.49	1,502	2.65	1,109	2.37
Total loans	$864,631	1.45%	$842,056	1.43%	$790,520	1.42%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
In Q3 2025, the Company received full payment on purchased credit-impaired and workout loans. Management believes that excluding the impact of the loan payoff discount accretion and interest recoveries from adjusted average C&I and loan yields, adjusted yield on average interest-earning assets, adjusted interest rate spread, and adjusted net interest margin provides clarity to financial statement users regarding changes in yields and margins and allows comparability to current and prior periods.

		Three Months Ended			Nine Months Ended
Average C&I loan yield		September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income on C&I loans	(a)	$312,463	$304,621	$345,947	$914,399	$943,152
Less: Loan payoff discount accretion and interest recoveries		—	—	(32,296)	—	(32,296)
Adjusted interest income on loans	(b)	$312,463	$304,621	$313,651	$914,399	$910,856

Average C&I loans	(c)	$19,442,270	$19,452,052	$17,799,708	$19,218,255	$17,346,156

Average C&I loan yield (1)	(a)/(c)	6.38%	6.28%	7.71%	6.36%	7.27%
Adjusted average C&I loan yield (1)	(b)/(c)	6.38%	6.28%	6.99%	6.36%	7.02%

Average loan yield
Interest income on loans	(d)	$898,981	$874,489	$919,518	$2,632,348	$2,625,625
Less: Loan payoff discount accretion and interest recoveries		—	—	(32,296)	—	(32,296)
Adjusted interest income on loans	(e)	$898,981	$874,489	$887,222	$2,632,348	$2,593,329

Average loans	(f)	$58,906,728	$58,229,502	$55,208,578	$58,070,410	$54,282,760

Average loan yield (1)	(d)/(f)	6.05%	6.02%	6.61%	6.06%	6.47%
Adjusted average loan yield (1)	(e)/(f)	6.05%	6.02%	6.38%	6.06%	6.39%

Yield on average interest-earning assets
Interest and dividend income	(g)	$1,124,729	$1,080,823	$1,129,732	$3,261,062	$3,220,533
Less: Loan payoff discount accretion and interest recoveries		—	—	(32,296)	—	(32,296)
Adjusted interest and dividend income	(h)	$1,124,729	$1,080,823	$1,097,436	$3,261,062	$3,188,237

Average interest-earning assets	(i)	$81,830,917	$80,089,545	$76,206,138	$79,976,667	$74,288,924

Yield on average interest-earning assets (1)	(j)=(g)/(i)	5.45%	5.41%	5.88%	5.45%	5.80%
Adjusted yield on average interest-earning assets (1)	(k)=(h)/(i)	5.45%	5.41%	5.71%	5.45%	5.74%

Interest rate spread
Interest on average interest-bearing liabilities (1)	(l)	2.88%	2.88%	3.34%	2.89%	3.39%

Interest rate spread	(j)-(l)	2.57%	2.53%	2.54%	2.56%	2.41%
Adjusted interest rate spread	(k)-(l)	2.57%	2.53%	2.37%	2.56%	2.35%

Net interest margin
Net interest income	(m)	$718,896	$684,651	$677,530	$2,074,740	$1,894,805
Less: Loan payoff discount accretion and interest recoveries		—	—	(32,296)	—	(32,296)
Adjusted net interest income	(n)	$718,896	$684,651	$645,234	$2,074,740	$1,862,509

Average interest-earning assets	(o)	$81,830,917	$80,089,545	$76,206,138	$79,976,667	$74,288,924

Net interest margin (1)	(m)/(o)	3.49%	3.43%	3.53%	3.47%	3.41%
Adjusted net interest margin (1)	(n)/(o)	3.49%	3.43%	3.36%	3.47%	3.35%

(1)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
On June 30, 2025, the California single sales factor apportionment method (“CA SSF”) was approved for financial institutions for the 2025 tax year, which resulted in $6 million of additional income tax expense recorded in the second quarter of 2025. The table below provides the computation of the Company’s effective tax rate and adjusted effective tax rate excluding the impact of the CA SSF. Management believes that presenting the adjusted effective tax rate computation allows comparability among different periods.
		Three Months Ended			Nine Months Ended
		September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Income tax expense	(a)	$112,510	$103,821	$96,730	$315,970	$289,594
Less: Impact of the CA SSF	(b)	—	—	—	—	(6,391)
Adjusted income tax expense	(c)=(a)+(b)	$112,510	$103,821	$96,730	$315,970	$283,203

Income before income taxes	(d)	494,706	467,521	465,124	1,419,662	1,258,511

Effective tax rate	(a)/(d)	22.74%	22.21%	20.80%	22.26%	23.01%
Less: Impact of the CA SSF	(b)/(d)	—%	—%	—%	—%	(0.51)%
Adjusted effective tax rate	(c)/(d)	22.74%	22.21%	20.80%	22.26%	22.50%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
Adjusted net income and adjusted diluted EPS represent net income and diluted EPS adjusted for the following tax-effected impacts: discount accretion and interest recoveries from the full payment on purchased credit-impaired and workout loans, change in equity award expense recognition for retirement eligible employees, FDIC special assessment and DC Solar recoveries; and the impact of the CA SSF. Management believes that presenting the computations of the adjusted net income, adjusted diluted EPS, adjusted return on average assets and adjusted return on average common equity provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.
•Discount accretion and interest recoveries from the full payment on purchased credit impaired and workout loans are included in Interest and dividend income on the Condensed Consolidated Statement of Income.
•During the third quarter and first nine months of 2025, the Company recorded $27 million of additional compensation due to the change in equity award expense recognition for retirement eligible employees (included in Compensation and employee benefits on the Condensed Consolidated Statement of Income).
•FDIC special assessment reversals are included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income.
•Recoveries related to the Company’s investment in DC Solar are included in Other investment income, Other operating expense, and Amortization of Tax Credit and CRA Investments, as applicable, on the Condensed Consolidated Statement of Income.

		Three Months Ended			Nine Months Ended
		September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	(a)	$382,196	$363,700	$368,394	$1,103,692	$968,917
Less: Loan payoff discount accretion and interest recoveries	(b)	—	—	(32,296)	—	(32,296)
Add: Change in equity award expense recognition for retirement eligible employees	(b)	—	—	27,141	—	27,141
Less: FDIC special assessment reversals	(b)	—	—	(1,927)	(1,015)	(1,927)
Less: DC Solar recoveries	(b)	(323)	—	(50)	(323)	(50)
Tax effects of adjustments (1)	(b)	91	—	2,010	375	2,010
Add: Impact of the CA SSF	(b)	—	—	—	—	6,391
Adjusted net income	(c)=(a)+∑(b)	$381,964	$363,700	$363,272	$1,102,729	$970,186

Diluted weighted-average number of shares outstanding	(d)	138,461	138,301	138,942	138,512	139,090
Diluted EPS	(e)	$2.76	$2.63	$2.65	$7.97	$6.97
Less: Loan payoff discount accretion and interest recoveries	(f)	—	—	(0.23)	—	(0.23)
Add: Change in equity award expense recognition for retirement eligible employees	(f)	—	—	0.19	—	0.19
Less: FDIC special assessment reversals	(f)	—	—	(0.01)	(0.01)	(0.01)
Less: DC Solar recoveries	(f)	—	—	—	—	—
Tax effects of adjustments (1)	(f)	—	—	0.01	—	0.01
Add: Impact of the CA SSF	(f)	—	—	—	—	0.05
Adjusted diluted EPS	(g)=(e)+∑(f)	$2.76	$2.63	$2.61	$7.96	$6.98

Average total assets	(h)	$84,866,588	$83,150,969	$79,310,698	$83,046,474	$77,279,375
Average stockholders’ equity	(i)	$9,304,928	$9,114,396	$8,381,214	$9,156,509	$8,108,615
Return on average assets (2)	(a)/(h)	1.79%	1.75%	1.84%	1.78%	1.68%
Adjusted return on average assets (2)	(c)/(h)	1.79%	1.75%	1.82%	1.78%	1.68%
Return on average common equity (2)	(a)/(i)	16.30%	16.01%	17.44%	16.12%	15.98%
Adjusted return on average common equity (2)	(c)/(i)	16.29%	16.01%	17.20%	16.10%	16.00%

(1)Applied statutory tax rate of 28.02% for the three and nine months ended September 30, 2026, and the three months ended June 30, 2026.
Applied statutory tax rate of 28.18% for the three and nine months ended September 30, 2025.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Non-GAAP measures used consist of FTE net interest income and total revenue. The FTE adjustment relates to tax exempt interest on certain investment securities and loans. Adjusted total revenue and adjusted total revenue (FTE) reflect the adjustments related to the discount accretion and interest recoveries from the full payment on purchased credit-impaired and workout loans and DC Solar recoveries (as applicable). Adjusted noninterest expense reflects the change in equity award expense recognition for retirement eligible employees, the FDIC special assessment and DC Solar recoveries (as applicable).

Efficiency ratio (FTE) represents noninterest expense divided by total revenue (FTE). Adjusted efficiency ratio and adjusted efficiency ratio (FTE) reflect the impacts of the aforementioned adjustments. Pre-tax, pre-provision income (FTE) represents total revenue (FTE) less noninterest expense. Adjusted pre-tax, pre-provision income (FTE) represents total revenue (FTE) less adjusted noninterest expense.
		Three Months Ended			Nine Months Ended
		September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net interest income before provision for credit losses	(a)	$718,896	$684,651	$677,530	$2,074,740	$1,894,805
FTE adjustment	(b)	1,157	1,196	1,887	3,603	4,636
FTE net interest income before provision for credit losses	(c)=(a)+(b)	720,053	685,847	679,417	2,078,343	1,899,441
Total noninterest income	(d)	103,853	106,492	100,517	312,901	278,797
Total revenue	(e)=(a)+(d)	822,749	791,143	778,047	2,387,641	2,173,602
Total revenue (FTE)	(f)=(c)+(d)	$823,906	$792,339	$779,934	$2,391,244	$2,178,238
Less: Loan payoff discount accretion and interest recoveries	(g)	—	—	(32,296)	—	(32,296)
Less: DC Solar recoveries (1)	(g)	(30)	—	—	(30)	—
Adjusted total revenue	(h)=(e)+(g)	822,719	791,143	745,751	2,387,611	2,141,306
Adjusted total revenue (FTE)	(i)=(f)+(g)	$823,876	$792,339	$747,638	$2,391,214	$2,145,942

Total noninterest expense	(j)	$283,043	$290,622	$276,923	$853,979	$785,091
Less: Change in equity award expense recognition for retirement eligible employees	(k)	—	—	(27,141)	—	(27,141)
Add: FDIC special assessment reversals	(k)	—	—	1,927	1,015	1,927
Add: DC Solar recoveries (2)	(k)	293	—	50	293	50
Adjusted noninterest expense	(l)=(j)+Σ(k)	$283,336	$290,622	$251,759	$855,287	$759,927

Efficiency ratio	(j)/(e)	34.40%	36.73%	35.59%	35.77%	36.12%
Adjusted efficiency ratio	(l)/(h)	34.44%	36.73%	33.76%	35.82%	35.49%
Efficiency ratio (FTE)	(j)/(f)	34.35%	36.68%	35.51%	35.71%	36.04%
Adjusted efficiency ratio (FTE)	(l)/(i)	34.39%	36.68%	33.67%	35.77%	35.41%
Pre-tax, pre-provision income (“PTPP”)	(e)-(j)	$539,706	$500,521	$501,124	$1,533,662	$1,388,511
Adjusted PTPP	(h)-(l)	$539,383	$500,521	$493,992	$1,532,324	$1,381,379
PTPP (FTE)	(f)-(j)	$540,863	$501,717	$503,011	$1,537,265	$1,393,147
Adjusted PTPP (FTE)	(i)-(l)	$540,540	$501,717	$495,879	$1,535,927	$1,386,015

(1)Included in Other investment income for the three and nine months ended September 30, 2026.
(2)Amounts were included in Other operating expenses for the three and nine months ended September 30, 2026, except for $50 thousand which was included in Amortization of tax credit and CRA investments for the three and nine months ended September 30, 2025.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		September 30, 2026	June 30, 2026	September 30, 2025
Common stock		$171	$171	$170
Additional paid-in capital		2,166,851	2,151,229	2,096,227
Retained earnings		9,071,609	8,800,428	8,028,882
Treasury stock		(1,293,174)	(1,292,113)	(1,166,922)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(852,700)	(396,324)	(383,621)
Cash flow hedges net unrealized (losses) gains		(42,723)	(4,637)	30,425
Foreign currency translation adjustments		(10,272)	(12,825)	(22,361)
Total accumulated other comprehensive loss		(905,695)	(413,786)	(375,557)
Stockholders’ equity	(a)	$9,039,762	$9,245,929	$8,582,800
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(3,475)	(3,736)	(4,362)
Tangible book value	(b)	$8,570,590	$8,776,496	$8,112,741
Number of common shares at period-end	(c)	137,020	137,011	137,568
Book value per share	(a)/(c)	$65.97	$67.48	$62.39
Tangible book value per share	(b)/(c)	$62.55	$64.06	$58.97
Total assets	(d)	$86,011,738	$84,763,472	$79,669,531
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(3,475)	(3,736)	(4,362)
Tangible assets	(e)	$85,542,566	$84,294,039	$79,199,472
Total stockholders’ equity to assets ratio	(a)/(d)	10.51%	10.91%	10.77%
TCE ratio	(b)/(e)	10.02%	10.41%	10.24%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 16 (continued)

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of mortgage servicing assets. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Adjusted tangible net income is tangible net income excluding the following tax-effected impacts: discount accretion and interest recoveries from the full payment on purchased credit-impaired and workout loans, change in equity award expense recognition for retirement eligible employees, FDIC special assessment and DC Solar recoveries, and the impact of the CA SSF. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.
		Three Months Ended			Nine Months Ended
		September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income	(f)	$382,196	$363,700	$368,394	$1,103,692	$968,917
Add: Amortization of mortgage servicing assets		269	264	266	682	875
Tax effect of amortization adjustment (1)		(75)	(74)	(75)	(191)	(247)
Tangible net income	(g)	$382,390	$363,890	$368,585	$1,104,183	$969,545
Less: Loan payoff discount accretion and interest recoveries		—	—	(32,296)	—	(32,296)
Add: Change in equity award expense recognition for retirement eligible employees		—	—	27,141	—	27,141
Less: FDIC special assessment reversals		—	—	(1,927)	(1,015)	(1,927)
Less: DC Solar recoveries		(323)	—	(50)	(323)	(50)
Tax effects of adjustments (1)		91	—	2,010	375	2,010
Add: Impact of the CA SSF		—	—	—	—	6,391
Adjusted tangible net income	(h)	$382,158	$363,890	$363,463	$1,103,220	$970,814
Average stockholders’ equity	(i)	$9,304,928	$9,114,396	$8,381,214	$9,156,509	$8,108,615
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average mortgage servicing assets		(3,640)	(3,884)	(4,534)	(3,848)	(4,824)
Average tangible book value	(j)	$8,835,591	$8,644,815	$7,910,983	$8,686,964	$7,638,094
Return on average common equity (2)	(f)/(i)	16.30%	16.01%	17.44%	16.12%	15.98%
Return on average TCE (2)	(g)/(j)	17.17%	16.88%	18.48%	16.99%	16.97%
Adjusted return on average TCE (2)	(h)/(j)	17.16%	16.88%	18.23%	16.98%	16.99%

(1)Applied statutory tax rate of 28.02% for the three and nine months ended September 30, 2026, and the three months ended June 30, 2026. Applied statutory tax rate of 28.18% for the three and nine months ended September 30, 2025.
(2)Annualized.